SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): August 22, 2001


                              EMERGING VISION, INC.
               (exact Name of Registrant as Specified in Charter)


         New York                       1-14128                   11-3096941
----------------------------   ------------------------      -------------------
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
of Incorporation                                             Identification No.)


                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (516) 390-2100
                                 --------------
              (Registrant's Telephone Number, including Area Code)






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Item 5. Other Events
--------------------

     1. On August 23, 2001, the Registrant notified The Nasdaq Stock Market, Inc. ("Nasdaq") of its Board of Directors' intention not to effect, in the near future, the previously announced reverse stock split of its outstanding shares of Common Stock. In response to this decision, on August 24, 2001, Nasdaq delisted the Company's Common Stock from the Nasdaq National Market System ("Nasdaq-NMS"), pursuant to Marketplace Rule No. 4310(c)(8)(B), due to its failure to comply with the minimum bid price ($1.00) requirement for the continued listing of its shares of Common Stock on the Nasdaq-NMS, all as set forth in Nasdaq's Marketplace Rule No. 4450(a)(5). As a result, the Company's Common Stock now trades on the OTC Bulletin Board under the symbol ISEE.OB. On August 23, 2001, the Registrant issued a press release regarding its intention not to effect a reverse stock split, a copy of which is attached hereto as
        Exhibit 99.3.

     2. On August 15, 2001, Mr. Jerry Novak was appointed to the Registrant's Board of Directors, which appointment was accepted by Mr. Novak on August 22, 2001.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

Exhibit No.       Document
----------        --------

99.3 Press Release, dated August 23, 2001, with respect to the decision made by the Registrant's Board of Directors not to effect, in the near future, a reverse stock split of the Registrant's issued and outstanding shares of Common Stock.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          EMERGING VISION, INC.


                                          By: /s/ George Papadopoulos
                                          Name: George Papadopoulos
                                          Title: Senior Vice President &
                                                 Chief Financial Officer

Date:  August 29, 2001